Exhibit No. 14(a)







                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Experts" in the Combined Proxy Statement and Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated October 17, 2000 with respect to PaineWebber Tactical Allocation Fund in this Registration Statement on Form N-14 of PaineWebber Investment Trust.



                                               /s/ ERNST & YOUNG LLP
                                               ERNST & YOUNG LLP


New York, New York
February 7, 2001